Exhibit 99.3 First Quarter 2020 Results April 24, 2020

Forward Looking Statements This slide presentation and certain of our other filings with the Securities and Exchange Commission contain statements that constitute "forward-looking statements" within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward- looking statements. You can identify these forward-looking statements through Synovus' use of words such as "believes," "anticipates," "expects," "may," "will," "assumes," "predicts," "could," "should," "would," "intends," "targets," "estimates," "projects," "plans," "potential" and other similar words and expressions of the future or otherwise regarding the outlook for Synovus' future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, statements on our expectations related to (1) loan and deposit growth, loan yields and deposit pricing; (2) net interest income and net interest margin; (3) non-interest revenue; (4) adjusted expenses; (5) credit trends and key credit performance metrics; (6) our future operating and financial performance; (7) our strategy and initiatives for future growth, capital management, liquidity and funding, cost savings and revenue benefits; (8) future impact of CECL on our allowance for credit losses and our capital position; and (9) our assumptions underlying these expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus' management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this presentation. Many of these factors are beyond Synovus' ability to control or predict. These forward-looking statements are based upon information presently known to Synovus' management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and uncertainties related to the impact of the COVID-19 pandemic on Synovus' assets, business, liquidity, financial condition, prospects and results of operations, and the risks and other factors set forth in Synovus' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2019 under the captions "Cautionary Notice Regarding Forward-Looking Statements" and "Risk Factors" and in Synovus' quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law. Statements about the potential effects of the COVID-19 pandemic on Synovus' assets, business, liquidity, financial condition, prospects and results of operations may constitute forward-looking statements and are subject to the risks that the actual effects may differ, possibly materially, from what is reflected in these forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the depth, dispersion and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on customers, team members, third parties and Synovus. Use of Non-GAAP Financial Measures This slide presentation contains certain non-GAAP financial measures determined by methods other than in accordance with generally accepted accounting principles. Such non-GAAP financial measures include the following: adjusted diluted earnings per share; adjusted return on average assets; return on average tangible common equity; adjusted return on average tangible common equity; adjusted non- interest revenue; adjusted non-interest expense; adjusted tangible non-interest expense; adjusted tangible efficiency ratio; and tangible common equity ratio. The most comparable GAAP measures to these measures are diluted earnings per share; return on average assets; return on average common equity; total non-interest revenue; total non-interest expense; efficiency ratio; and total shareholders' equity to total assets ratio, respectively. Management uses these non-GAAP financial measures to assess the performance of Synovus' business and the strength of its capital position. Management believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management, investors, and bank regulators in evaluating Synovus' operating results, financial strength, the performance of its business and the strength of its capital position. However, these non-GAAP financial measures have inherent limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of operating results or capital position as reported under GAAP. The non-GAAP financial measures should be considered as additional views of the way our financial measures are affected by significant items and other factors, and since they are not required to be uniformly applied, they may not be comparable to other similarly titled measures at other companies. Adjusted diluted earnings per share and adjusted return on average assets are measures used by management to evaluate operating results exclusive of items that are not indicative of ongoing operations and impact period- to-period comparisons. Return on average tangible common equity and adjusted return on average tangible common equity are measures used by management to compare Synovus' performance with other financial institutions because it calculates the return available to common shareholders without the impact of intangible assets and their related amortization, thereby allowing management to evaluate the performance of the business consistently. Adjusted non-interest revenue is a measure used by management to evaluate non-interest revenue exclusive of net investment securities gains (losses) and net changes in the fair value of private equity investments. Adjusted non-interest expense, adjusted tangible non-interest expense, and the adjusted tangible efficiency ratio are measures utilized by management to measure the success of expense management initiatives focused on reducing recurring controllable operating costs. The tangible common equity ratio is used by management and bank regulators to assess the strength of our capital position. The computations of the non-GAAP financial measures used in this slide presentation are set forth in the Appendix to this slide presentation. 2

Team Members Grounded in Vision and Values: COVID-19 Response Team Members Customers Communities Customers Businesses Business continuity plan in 97% of branches Funded ~$2 billion in Financial contributions to place with 80%+ team operational with all Paycheck Protection more than a dozen members working from converted to drive-thru & Program SBA loans from organizations for COVID- home appointment-only April 3 through April 22 19 relief efforts Special bonus pay for on- Waived charges▪ Enhancedincluding risk managementImplemented a prudent ▪ ContinuedDollar- focusfor-dollar on executing employee site hourly team members NSF, monthlypractices, service & as well as significant& comprehensive Synovusmatching Forwardfor initiatives COVID-19 other chargesde-risking of the balancedeferment sheet program for donations to American Extended 10 days of since 2008 virus-impacted ▪ Share repurchasesRed Cross have been additional paid leave for Payment deferment businesses temporarily suspended virus-related hardships without credit▪ Ongoing bureau stress testing and Provided meal donations reporting forsensitivity virus- analyses inProvided key risks access to through local restaurants Telemedicine benefit impacted consumersareas – credit, capital,capital market, with businesses for first responders & available to all employees and liquidity drawing ~$300 million health care workers at no additional cost Substantially increased on revolvers in March mobile deposit & ATM Launched comprehensive Specific actions taken to cash withdrawal limits Continuing to lend COVID-19 web resource protect & support team without interruption to to educate communities members working in Uninterrupted customer qualified customers offices service with 20% increase in new digital enrollment Waived costs under health plans for COVID- diagnostic and other related expenses 3

SYNOVUS

First Quarter 2020 Highlights

	Reported 1Q20	Reported 1Q19	Adjusted 1Q20 [1]	Adjusted 1Q19[1]
Earnings per Share	$0.20	$0.72	$0.21	$0.98
Return on Average Assets	0.32%	1.06%	0.32%	1.45%
Return on Average Tangible Common Equity[1]	3.34%	12.88%	3.39%	17.52%
Efficiency Ratio	57.81%	61.28%	56.72%	50.24%

- Diluted EPS of $0.20 and adjusted diluted EPS[1] of $0.21
- Period-end loan growth of $1.1 billion or 11.9%[2] vs. 4Q19
  - Total funded loan production and existing revolver growth of $3.1 billion and $300 million, respectively
- Period-end deposits of $39.8 billion increased $1.4 billion or 14.9%[2] vs. 4Q19
  - Total core transaction deposits grew $623 million or 10.4%[2] sequentially
- Net interest margin of 3.37% vs. 3.65% in 4Q19; 3.35% vs. 3.40% in 4Q19, excluding purchase accounting adjustments (PAA)
- Non-interest revenue growth of $6 million vs. 4Q19; adjusted non-interest revenue[1] increased $7 million
  - Growth led by net mortgage revenues and capital markets income
- Non-interest expense of $276 million grew $10 million vs. 4Q19, largely due to $5 million of increased seasonal employment expense
  - Adjusted non-interest expense[1] of $271 million increased $6 million vs. 4Q19
- Provision for credit losses of $159 million reflected significant economic stress due to the COVID-19 healthcare crisis and the first quarter of Current Expected Credit Losses (CECL)
  - Allowance for credit losses (ACL) to loans ratio of 1.39%

(1) Non-GAAP financial measure; see appendix for applicable reconciliation
(2) Annualized

4

Loans Period-end Loan Balances (in billions) ▪ Sequential quarter period-end growth of $1.1 billion or 11.9%(2) vs. 4Q19 $38.3(1) $37.2(1) $35.6(1) ▪ Total funded production of $3.1 billion ▪ Revolver utilization of $300 million 45.2% 46.2% ▪ C&I line utilization increased 45.2% from 46% to 50%, primarily in March ▪ Total average loan growth of $1.1 billion or 12.0%(2) vs. 4Q19 26.7% 26.0% 26.0% Loan Portfolio Rate Mix(3) 27.9% 28.8% 28.2% Amounts may not total due to rounding (1) Total loans are net of deferred fees, costs, discounts/premiums 5 (2) Annualized (3) Excludes derivative hedging

Deposits ▪ 1Q20 total period-end deposits increased Period-end Deposit Balances (2) (in billions) $1.4 billion or 14.9% vs. 4Q19 ▪ Core transaction deposits(1) up $39.8 $38.1 $38.4 $623 million, led by DDA growth 10.0% of $308 million 7.1% 9.0% ▪ Continued attrition in time 12.1% 12.0% 13.2% deposits down $399 million, offset by growth in lower priced brokered deposits, up $558 million 19.9% 16.1% 14.5% ▪ 1Q20 total average deposits increased $808 million or 8.6%(2) vs. 4Q19 ▪ Interest-bearing deposit cost in March down 30 bps vs. 4Q19 60.8% 62.9% 62.2% (3) 1.02% Amounts may not total due to rounding (1) Core transaction deposits consist of non-interest bearing, NOW/savings, and money market deposits excluding public funds and brokered 6 (2) Annualized (3) Excluding PAA

Net Interest Income (in millions) ▪ Net interest income of $373 million decreased $26 million or 6.5% vs. 4Q19 and $24 million or 6.0% vs. 1Q19 ▪ Net interest margin, excluding PAA, declined 5 bps to 3.35%(1) ▪ Approximately 2 of the 3 bps of NIM decline attributable to yield caused by lower than anticipated rate environment 1Q20 Change in NIM (excl. PAA) 3.40% -0.03% 3.35% -0.01% -0.01% (1) 4Q19 Yields Debt Other(2) 1Q20 Issuance (1) PAA are primarily comprised of loan accretion and deposit premium amortization. 1Q20 primarily included loan accretion of $2 million; 4Q19 primarily included $15 million of loan accretion and $11 million of deposit 7 premium amortization, and 1Q19 primarily included $7 million of loan accretion and $11 million of deposit premium amortization (2) Includes various unattributed factors, including day count

Non-interest Revenue (in millions) ▪ 1Q20 non-interest revenue of $104 million increased $6 million or 6.0% vs. 4Q19 and $24 million or 30.8% vs. 1Q19 ▪ Adjusted non-interest revenue(2) of $99 million $104 increased $7 million or 8.0% vs. 4Q19 and $21 $98 million or 26.7% vs. 1Q19 $79 ▪ Mortgage revenue up $3 million, driven by secondary gain on sale ▪ Capital markets income up $2 million ▪ Brokerage revenue up $1 million (3) (in billions) $48.7 $47.5 $47.2 $46.7 $45.8 (1) (3) Amounts may not total due to rounding (1) Include service charges on deposit accounts, card fees, letter of credit fees, ATM fee income, line of credit non-usage fees, gains from sales of government guaranteed loans, and miscellaneous other service charges (2) Non-GAAP financial measure; see appendix for applicable reconciliation 8 (3) Annualized

Non-interest Expense (in millions) ▪ 1Q20 non-interest expense of $276 million increased $10 million or 3.8% vs. 4Q19 and decreased $16 million or 5.5% vs. 1Q19 $262 $269 ▪ 1Q20 adjusted non-interest expense(1) of $271 $239 million increased $6 million or 2.5% vs. 4Q19 and $29 million or 11.7% vs. 1Q19 ▪ Employment expense up $5 million primarily due to seasonal payroll taxes and benefits ▪ FDIC expense down $5 million partially due to a $2 million reversal of additional expense accrued in 4Q19 ▪ COVID-19 impact included minimal additional technology expense and $1 1Q19 4Q19 1Q20 million in bonus pay for front-line Efficiency Ratio 61.28% 53.44% 57.81% team members Adjusted Tangible 50.24% 53.20% 56.72% Efficiency Ratio(1) 9 (1) Non-GAAP financial measure; see appendix for applicable reconciliation

Credit Quality (in millions) 0.50% 0.44% 0.42% 0.39% 0.37% ( 2 0.41% 0.40% 0.33% ) 0.25% 0.34% 0.32% 0.22% 0.22% 0.24% 0.27% 0.2 $17 $12 $20 $99% $20 0.0 7% 791% $493 $2 $281 7. 277% $257 $257 $265 138% 7 138% 103% ALL to NPLs: 179% 207% 229% 277% 316% 10

Current Expected Credit Losses (CECL) Synovus adopted CECL on January 1, 2020; capital impact to be phased-in over five years ▪ Discounted cash flow methodology using a one-year reasonable and supportable forecast horizon with a straight-line reversion over the second year; prepayments based on observed history ▪ Model development and governance processes consistent with those leveraged for stress testing Day One reserve increase of $110 million, or 39%, below the 40-60% guided previously ▪ Zero equity impact from the acquired Purchased Credit Impaired by Analogy loans of $62 million Day Two reserve increase of $139 million accounts for deterioration in economy that occurred after January 1, 2020, and is not captured in Day One impact ▪ Qualitative increase to allowance of $37 million (in thousands) $531,872 $393,211 (1) Reserve for Unfunded $1,375 $28,815 $38,420 Commitments: ACL/Loans: 0.76% 1.06% 1.39% 11 (1) Other includes growth, migration (including changes in specific reserves), reduction of qualitative loss factors, change in unfunded commitment reserves, etc.

Capital Ratios 1Q19 4Q19 1Q20 ▪ Pausing share repurchase activity with (1) CET1 below 9.0% and greater Common equity Tier 1 (CET1) ratio 9.52 8.95 8.72 economic uncertainty (1) Tier 1 capital ratio 10.01 10.23 9.97 ▪ Repurchased $16 million (450 (1) thousand shares) in common Total risk-based capital ratio 12.06 12.25 12.31 stock during the quarter (1) Leverage ratio 8.81 9.16 8.94 ▪ Total risk-based capital ratio increased (1) Tangible common equity ratio(2) 8.34 8.08 7.94 6 basis points to 12.31% despite risk-weighted asset growth, primarily due to Tier 2 qualifying allowance for credit losses 8.72% Net Income (1) Preliminary (2) Non-GAAP financial measure; see appendix for applicable reconciliation 12

Liquidity



Interest-bearing Transaction, 43%
Brokered Time, 5%
Brokered Money Market, 4%
Short-term, 3%
Long-term, 7%
Funding Profile(1)
Time, 16%
DDA, 21%
Core transaction
Borrowings
Brokered

Notable Liquidity Sources[2]	Amount (in billions)
Excess reserves at FRB	$1.0
Unencumbered Securities	$4.8
FHLB Borrowing Capacity	$3.2
FRB Discount Window Capacity	$4.6
Total	**~$13.5**

Amounts may not total due to rounding
(1) Figures as of 03/31/2020
(2) Figures are approximate, as of 03/31/2020 and exclude Fed Funds market availability
(3) Based on estimates as of 03/31/2020, assuming a quarterly common dividend of $0.33/share

- Maintain significant contingent liquidity via various funding sources which can be used to further support client activities
  - Increased FHLB availability in 1Q20 by $2B+ through expanded pledging effort
  - Intend to utilize the Federal Reserve's Paycheck Protection Program Liquidity Facility to support growth
- Significant cash buffer at Parent Company; current position able to cover 150%+ of 12-month outflows (including preferred and common dividends)[3]

13

Loan Portfolio by Category

SYNOVUS

Consumer Portfolio - $10.0 Billion

- High quality Consumer Real Estate book
- Weighted average credit score of 786 and 775 for HELOC and Mortgage, respectively
- Average LTV ~75% and 76% for HELOC and Mortgage, respectively



Resi. Constr, Dev, Land 2.2%
Consumer Non-R/E 6.7%
Other CRE Prop. Types 6.3%
Multi-Family 5.6%
Consumer R/E Related 19.3%
Office Bldg. 5.9%
Shopping Centers 4.5%
Hotel 3.4%
C&I Specialty Lending 13.9%
Direct Middle Market & Commercial Banking 32.2%
Consumer
CRE
C&I

CRE Portfolio - $10.7 Billion

- 86% are income-producing
- Residential C&D and Land are 2% of total loans
- No CRE loan > $50 million
- Average loan size of $13 million
- Diversity among property types and geographies

C&I Portfolio - $17.7 Billion

- Primarily direct middle market and commercial clients
- Syndications ~8% of total loans
- C&I specialty lending includes Senior Housing and Premium Finance
- C&I industry mix aligned with economic and demographic drivers

Historical Balance Comparison (in millions)	4Q08		1Q20		Change	
	Loan Balances	Mix	Loan Balances	Mix	Loan Balances	Mix
Investment Properties	*$4,759*	*17.3%*	*$9,258*	*24.2%*	*$4,499*	*6.9%*
Land & 1-4 Family	*$7,561*	*27.5%*	*$1,413*	*3.7%*	*$(6,148)*	*(23.8)%*
Total CRE	$12,320	44.9%	$10,671	27.9%	$(1,649)	(17.0)%
Total C&I	$11,247	41.0%	$17,661	46.2%	$6,414	5.2%
Total Consumer	$4,390	16.0%	$9,951	26.0%	$5,561	10.0%
Total Loans	**$27,446**[(1)]	**100.0%**	**$38,284**[(1)]	**100.0%**	**$10,838**[(1)]	**—%**

Amounts may not total due to rounding

(1) Total loans are net of deferred fees, costs, discounts/premiums

14

Industries Sensitive to COVID-19(1) $4.6 billion of balances in industries subject to enhanced monitoring Portfolio Balance Composition Hotels $1.3 billion or 3.4% of total loans mostly non-resort, franchised hotel properties 28.8% retail centers (excluding those with grocery, Shopping Centers $1.011.0% billion or 2.7% of total loans 22.8% pharmacy, or discount anchor tenant) Restaurants $800 million or 2.1% of total loans full-service and limited-service restaurants 20.1% Retail Trade 27.1% $717 million or 1.9% of total loans retailers (excluding gas and staples) (non-essential) 46.0% Arts, Entertainment, $461 million or 1.2% of total loans fitness centers, rec facilities, other high-density & Recreation entertainment facilities primarily related to transportation, operations, Oil-related $292 million or 0.8% of total loans and support; little-to-no exploration/production (1) See the appendix for additional information 15

Synovus Forward While COVID-19 has introduced new considerations and new “staging” for Synovus Forward, we remain committed to achieving $100 million in benefits from identified initiatives COVID-19 Response SYNOVUS NOW SYNOVUS FORWARD Mid March - Early April March - June June - Forward People first approach: Protect revenue, protect Adjusting existing strategies Team members, customers, risk, protect capital communities ▪ CARES Act execution (PPP, Main ▪ Re-launch organizational effectiveness, technology/operations and real estate ▪ COVID-19 task force Street) ▪ Product changes/enhancements efficiency initiatives ▪ Business continuity plan execution ▪ Third-party spend and discretionary cost reduction ▪ Re-sequencing pricing for value and revenue analytics workstream ▪ Team member policy and pay ▪ Capital and liquidity optimization considerations ▪ Credit management/mitigation strategies ▪ Social distancing/remote work Embrace the changes driven by ...and creating new opportunities adjustments the disruption ▪ Increased emphasis on efficiencies given ▪ Customer awareness/outreach ▪ Accelerating digital migration ▪ Aggressive post-COVID workforce current economic headwinds ▪ Branch and other channel service planning ▪ Balance sheet and business mix adjustments management opportunities to optimize Clear the Way returns ▪ Pausing non-essential projects ▪ New investments targeting highest ▪ Re-setting demand management returns with shortest payback periods ▪ Re-positioning teams to execute 16

Appendix

As customers practice social distancing, we are investing to drive deeper engagement Deployed major updates to My Synovus 1Q consumer activity down on 3/18 across both branch and digital ▪ Significantly enhanced bill pay and channels reflecting generally transfer experiences resulting in reduced financial activity marked improvement in app store ratings Synovus Enterprise Data Warehouse, All Consumer ▪ 4.5 rating for both Apple and Android Deposit Account Transactions, by week Jan 7 – Apr 13, 2020 However, emerging trends indicate potential channel shifting ▪ Mobile deposits up 7% in March ▪ Enrollment in My Synovus for existing customers is up 20% from 4Q Further investing to accelerate capabilities and engage ▪ Initial offerings for deposit online origination anticipated in May ▪ Account aggregation and Zelle targeted for summer ▪ Deploying new marketing, customer outreach, and engagement strategies to move slower adopters/adapters 18

Quarterly Highlights Trend 1Q19 2Q19 3Q19 4Q19 1Q20 Diluted EPS 0.72 0.96 0.83 0.97 0.20 Net interest margin 3.78 3.69 3.69 3.65 3.37 Efficiency ratio 61.28 54.14 56.20 53.44 57.81 Financial Performance Adjusted tangible efficiency ratio(1) 50.24 52.08 51.71 53.20 56.72 ROA(2) 1.06 1.34 1.14 1.27 0.32 Adjusted ROA(1)(2) 1.45 1.39 1.33 1.24 0.32 Total loans 37.3 5.7 3.1 8.1 11.9 Balance Sheet Growth(3) Total average deposits 40.5 0.8 (1.9) 1.7 8.6 NPA ratio 0.44 0.39 0.42 0.37 0.50 Credit Quality NCO ratio(2) 0.19 0.13 0.22 0.10 0.21 Common shares outstanding(4) 157,454 156,872 147,594 147,158 147,267 (5) CET1 ratio 9.52 9.61 8.96 8.95 8.72 Capital Tangible common equity ratio(1) 8.34 8.56 8.04 8.08 7.94 19 (1) Non-GAAP financial measure; see applicable reconciliation (2) Annualized (3) Sequential quarter growth, annualized except for 1Q19 (4) In thousands (5) Preliminary

Condensed Income Statement (in thousands, except per share data) 1Q20 4Q19 1Q19 Net interest income $ 373,260 $ 399,268 $ 397,175 Non-interest revenue 103,857 97,955 79,378 Non-interest expense 276,279 266,121 292,410 Provision for credit losses 158,722 24,470 23,569 Income before taxes 42,116 206,632 160,574 Income tax expense 3,595 54,948 40,388 Preferred stock dividends 8,291 8,291 3,150 Net income available to common shareholders $ 30,230 $ 143,393 $ 117,036 Weighted average common shares outstanding, diluted 148,401 148,529 162,760 Net income per diluted common share $ 0.20 $ 0.97 $ 0.72 20

Non-interest Revenue 1Q20 vs. 4Q19 1Q20 vs. 1Q19 (in thousands) 1Q20 4Q19 1Q19 % Change % Change Service charges on deposit accounts $ 20,689 $ 22,385 $ 20,859 (7.6) (0.8) Fiduciary and asset management fees 15,174 15,645 13,578 (3.0) 11.8 Brokerage revenue 12,398 11,106 9,379 11.6 32.2 Mortgage banking income 12,227 9,287 5,054 31.7 nm Card fees 10,950 11,325 10,877 (3.3) 0.7 Capital markets income 11,243 8,972 5,245 25.3 nm Income from bank-owned life insurance 6,038 5,620 5,290 7.4 14.1 Other non-interest revenue 10,659 7,672 8,163 38.9 30.6 Adjusted non-interest revenue $ 99,378 $ 92,012 $ 78,445 8.0 26.7 (Decrease)/increase in fair value of private equity investments, net (4,255) 8,100 858 nm nm Investment securities gains (losses), net 8,734 (2,157) 75 nm nm Total non-interest revenue $ 103,857 $ 97,955 $ 79,378 6.0 30.8 nm = not meaningful 21

Earning Assets Composition (2) (1) (1) Derivative Hedging Portfolio Net Interest Income Sensitivity Gradual change in short- Estimated % change in net term interest rates interest income (in bps) +100 1.89% -25 (0.74)% (1) Loan and investment yields include purchase accounting adjustments (PAA). Excluding the effect of PAA, loan and investment yields were 4.60% and 3.09%, respectively, in 1Q20; 4.75% and 3.10%, respectively, in 4Q19; 4.93% and 3.04%, respectively, in 3Q19; 5.04% and 3.02%, respectively, in 2Q19; and 5.02% and 3.03%, respectively, in 1Q19 22

Loan Composition and Growth (in millions) Composition Growth 4Q19 vs.1Q20 Annualized 4Q19 1Q20 Investment Properties $9,043 24.3% $9,258 24.2% $215 9.6% CRE Residential Properties $780 2.1% $751 2.0% $(29) (14.7)% 28.6% Land Acquisition & DevelopmentConsumer $658 1.8% $662 1.7% $4 2.5% Non-R/E Other CRE 7.3% Prop. Types Total CRE 6.3%$10,481 28.2% $10,671 27.9% $190 7.3% Multi-Family Consumer R/E 5.4% Related C&I 19.5% $16,783Office Bldg.45.0%45.2% $17,661 46.1% $879 21.1% C&I 6.1% Shopping Centers 4.6% Consumer $9,925 Hotel 26.7% $9,951 26.0% $26 1.1% C&I Specialty 3.5% Lending 14.6% Total Direct Middle Market$37,162 & 100.0% $38,258 100.0% $1,096 11.9% Commercial Banking 30.6% Amounts may not total due to rounding *Totals include net deferred fees/cost by category which are not displayed on this slide 23

Commercial Real Estate Composition of 1Q20 CRE Portfolio ▪ Investment Properties portfolio represents Total Portfolio $10.7 billion 86% of total CRE portfolio ▪ The portfolio is well diversified among the property types ▪ Credit quality in Investment Properties portfolio remains excellent ▪ As of 1Q20, Residential C&D and Land Acquisition Portfolios represent only 2.2% of total performing loans ▪ No single CRE loan above $50 million ▪ Average CRE loan size is $13 million Credit Indicator 1Q20 NPL Ratio 0.06% Net Charge-off Ratio (annualized) 0.02% 30+ Days Past Due Ratio 0.08% 90+ Days Past Due Ratio 0.00% 24

C&I Portfolio Diverse Industry Exposure Total C&I Portfolio $17.7 billion ▪ Wholesale Bank (includes Large Corporate, Middle Market, and Specialty Lines) represents 59.4% of C&I Balances ▪ Community/Retail Bank represents 40.4% of C&I balances Credit Indicator 1Q20 NPL Ratio 0.66% Net Charge-off Ratio (annualized) 0.31% 30+ Days Past Due Ratio 0.19% 90+ Days Past Due Ratio 0.01% 25

Consumer Portfolio

Total Consumer Portfolio $10.0 billion



Consumer Mortgage
56.4%
Consumer Lending Partnerships
18.9%
HELOC
17.9%
Other Consumer
4.2%
Credit Card
2.6%

Mortgage and HELOC, the two largest concentrations, have strong credit indicators

Credit Indicator	HELOC	Mortgage
Weighted Average Credit Score of 1Q20 Originations	790	775
Weighted average credit score of total portfolio	786	775
Average LTV	74.6%	75.7%
Average DTI	30.3%	31.2%
Utilization Rate	53.6%	N/A

*Annualized

Credit Indicator	1Q20
NPL Ratio	0.33%
Net Charge-off Ratio *	0.26%
30+ Days Past Due Ratio	0.41%
90+ Days Past Due Ratio	0.04%

- **Credit Card Portfolio continues to perform well**
  - Average utilization rate is 22.2%
  - Average credit score is 723
  - QTD net charge-offs 3.28% annualized
- **Lending Partnerships with GreenSky and SoFi**
  - Currently $1.9 billion in balances, or 4.9% of total loans
  - GreenSky is a point-of-sale program where the customer applies with home improvement store, contractor, or other merchant
  - SoFi portfolio primarily consists of refinanced student loan debt

26

Hotels and Shopping Centers ▪ Hotel Credit Quality: Hotels - 3.4% of total loans ▪ 1.9x DSC (in millions) Hotels ▪ 54% Average LTV ▪ Funded balances $1,314 0.00% NPL Ratio Unfunded commitments $241 ▪ 0.07% Past Dues ▪ 0.00% NCO Ratio(1) Total exposure $1,555 1.4% ▪ Construction comprises ~10% of outstanding balances; average equity of 33% 5.4% 20.1% ▪ ~ 85% of outstanding balances are franchised 27.1% hotels; top franchises include: 46.0% ▪ Hilton ▪ Marriott ▪ Hyatt Shopping Centers(2) - 2.7% of total loans ▪ Shopping Centers Credit Quality(2): $181 $229 ▪ 1.4x DSC (in millions) Shopping Centers ▪ 63% Average LTV ▪ 0.07% NPL Ratio Funded balances $1,014 ▪ 0.01% Past Dues $452 (1) Unfunded commitments $17 ▪ 0.00% NCO Ratio $762 Total exposure $1,031 ▪ Virtually no mall exposure; <15% in power centers ▪ Primarily densely populated infill locations in major metro areas (1) Quarter-to-date annualized (2) Excludes shopping centers with grocery, pharmacy, or discount anchor tenant 27

Restaurants and Retail Trade ▪ Restaurant Credit Quality: Restaurants - 2.1% of total loans ▪ 0.39% NPL Ratio (in millions) Restaurants ▪ 0.47% Past Dues (1) Funded balances $800 ▪ 0.22% NCO Ratio Unfunded commitments $202 ▪ 62% of restaurants are franchises; top franchises Total exposure $1,002 include: 1.6% ▪ McDonalds ▪ Cracker Barrel ▪ Zaxby's ▪ Panera Bread Co. ▪ Burger King 42.2% ▪ Drive-thru, curbside, and delivery options are 56.2% offered by many restaurants Non-Essential Retail Trade - 1.9% of total loans $181 $229 ▪ Non-Essential Retail Trade Credit Quality: ▪ 0.35% NPL Ratio (in millions) Retail Trade ▪ 0.44% Past Dues Funded balances $452 $717 ▪ 0.11% NCO Ratio(1) Unfunded commitments $762 $197 ▪ Includes all retail, except: Total exposure $914 ▪ Grocery ▪ Gas ▪ Other essentials (1) Quarter-to-date annualized 28

Arts, Entertainment, & Rec. and Oil-Related Arts, Entertainment, & Recreation - 1.2% of total loans (in millions) Arts, Entertainment, & Rec. ▪ Arts, Entertainment, & Rec. Credit Quality: Funded balances $461 ▪ 0.19% NPL Ratio ▪ 0.10% Past Dues Unfunded commitments $74 ▪ 0.25% NCO Ratio(1) Total exposure $535 ▪ Fitness centers, recreational facilities, other high-density entertainment facilities Oil-related - 0.8% of total loans ▪ Oil-related Credit Quality: (in millions) Oil-Related Industry Exposure ▪ 0.00% NPL Ratio ▪ 0.00% Past Dues Funded balances $292 ▪ 0.00% NCO Ratio(1) Unfunded commitments $185 ▪ Little-to-no exploration or production in the Total exposure $477 portfolio ▪ Primarily related to transportation, operations, and support (1) Quarter-to-date annualized 29

Senior Housing $2.1 billion, 5.5% of total loans ▪ Senior Housing portfolio resides in a vertical within (in millions) Senior Housing the Wholesale Bank, led by a seasoned team of industry experts Funded balances $2,105 Unfunded commitments $278 ▪ Combined 208 years experience among 12 team members Total exposure $2,383 ▪ Portfolio has not experienced any credit losses since its inception in 2011 ▪ Geographically diverse ▪ ~ 320 facilities in 33 states ▪ Minimal West Coast exposure ▪ 77% of the portfolio is private pay (1) ▪ Primarily focused on Independent Living, Assisted Living, and Memory Care; <25% is Skilled Nursing ▪ Population trends and anticipated future demand continue to make Senior Housing a viable business model ALF - Assisted Living Facility MC - Memory Care SNF - Skilled Nursing Facility IL - Independent Living CCRC - Continuing Care Retirement Community (1) Other includes 6% IL, 6% ALF, 4% MC, 3% IL/ALF, 2% SNF/ALF, and 2% ALF/MC/IL 30

Portfolio Risk Distribution (in millions) Composition Growth 4Q19 vs. 1Q20 Risk Category 4Q19 1Q20 Annualized Passing Grades $36,547 98.34% $37,618 98.34% $1,071 Special Mention 225 0.61% 218 0.57% (7) Substandard Accruing 289 0.78% 266 0.70% (23) Non-Performing Loans 102 0.27% 156 0.41% 54 Total Loans $37,162 100.00% $38,258 100.00% $1,096 Amounts may not total due to rounding 31

Non-GAAP Financial Measures (in thousands, except per share data) 1Q20 4Q19 1Q19 Net income available to common shareholders $ 30,230 143,393 117,036 Subtract/add: Merger-related expense — (913) 49,738 Add: Restructuring charges, net 3,220 1,259 19 Add: Valuation adjustment to Visa derivative — 1,111 — Add: Loss on early extinguishment of debt, net 1,904 — — Subtract/add: Investment securities (gains) losses, net (8,734) 2,157 (75) Add/subtract: Fair value decrease ( increase) of private equity investments 4,255 (8,100) (858) Subtract/add: Tax effect of adjustments (167) 1,162 (5,705) Adjusted net income available to common shareholders $ 30,708 $ 140,069 $ 160,155 Weighted average common shares outstanding, diluted 148,401 148,529 162,760 Net income per common share, diluted $ 0.20 $ 0.97 $ 0.72 Adjusted net income per common share, diluted $ 0.21 $ 0.94 $ 0.98 32

Non-GAAP Financial Measures, Continued (dollars in thousands) 1Q20 4Q19 3Q19 2Q19 1Q19 Net income $ 38,521 151,684 135,726 156,184 120,186 Add: Income tax expense, net related to State Tax Reform — — 4,402 — — Add: Earnout liability adjustments — — 10,457 — — Subtract/add: Merger-related expense — (913) 353 7,401 49,738 Add/subtract: Restructuring charges, net 3,220 1,259 (66) 18 19 Add: Valuation adjustment to Visa derivative — 1,111 2,500 — — Add: Loss on early extinguishment of debt, net 1,904 — 4,592 — — Subtract/add: Investment securities (gains) losses, net (8,734) 2,157 3,731 1,845 (75) Add/subtract: Fair value decrease ( increase) of private equity investments 4,255 (8,100) (1,194) (1,455) (858) Subtract/add: Tax effect of adjustments (167) 1,162 (2,478) (1,951) (5,705) Adjusted net income $ 38,999 148,360 158,023 162,042 163,305 Net income annualized $ 154,931 601,790 538,478 626,452 487,421 Adjusted net income annualized $ 156,853 588,602 626,939 649,949 662,293 Total average assets $ 48,696,595 47,459,405 47,211,206 46,679,769 45,794,621 Return on average assets 0.32% 1.27% 1.14% 1.34% 1.06 % Adjusted return on average assets 0.32% 1.24% 1.33% 1.39% 1.45% 33

Non-GAAP Financial Measures, Continued

(dollars in thousands)		1Q20	4Q19	1Q19
Net income available to common shareholders	$	30,230	143,393	117,036
Subtract/add: Merger-related expense		—	(913)	49,738
Add: Restructuring charges, net		3,220	1,259	19
Add: Valuation adjustment to Visa derivative		—	1,111	—
Add: Loss on early extinguishment of debt, net		1,904	—	—
Subtract/add: Investment securities (gains) losses, net		(8,734)	2,157	(75)
Add/subtract: Fair value decrease (increase) of private equity investments		4,255	(8,100)	(858)
Subtract/add: Tax effect of adjustments		(167)	1,162	(5,705)
Adjusted net income available to common shareholders	$	30,708	140,069	160,155
Adjusted net income available to common shareholders annualized		123,507	555,709	649,518
Add: Amortization of intangibles		7,868	8,528	10,317
Adjusted net income available to common shareholders excluding amortization of intangibles annualized	$	131,375	564,237	659,835
Net income available to common shareholders annualized		121,584	568,896	474,646
Add: Amortization of intangibles		7,868	8,528	10,317
Net income available to common shareholders excluding amortization of intangibles annualized	$	129,452	577,424	484,963
Total average shareholders' equity less preferred stock		4,424,278	4,348,250	4,321,561
Subtract: Goodwill		(497,267)	(488,223)	(480,215)
Subtract: Other intangible assets, net		(54,514)	(57,149)	(75,191)
Total average tangible shareholders' equity less preferred stock	$	3,872,497	3,802,878	3,766,155
Return on average common equity		2.75 %	13.08 %	10.98 %
Adjusted return on average common equity		2.79 %	12.78 %	15.03 %
Return on average tangible common equity		**3.34 %**	**15.18 %**	**12.88 %**
Adjusted return on average tangible common equity		**3.39 %**	**14.84 %**	**17.52 %**

34

Non-GAAP Financial Measures, Continued

(dollars in thousands)		1Q20	4Q19	1Q19
Total non-interest revenue	$	103,857	97,955	79,378
Subtract/add: Investment securities (gains) losses, net		(8,734)	2,157	(75)
Add/subtract: Fair value decrease (increase) of private equity investments		4,255	(8,100)	(858)
Adjusted non-interest revenue	**$**	**99,378**	**92,012**	**78,445**

(dollars in thousands)		1Q20	4Q19	3Q19	2Q19	1Q19
Total non-interest expense	$	276,279	266,121	276,310	264,126	292,410
Subtract: Earnout liability adjustments		—	—	(10,457)	—	—
Add/subtract: Merger-related expense		—	913	(353)	(7,401)	(49,738)
Subtract/add: Restructuring charges, net		(3,220)	(1,259)	66	(18)	(19)
Subtract: Valuation adjustment to Visa derivative		—	(1,111)	(2,500)	—	—
Subtract: Loss on early extinguishment of debt, net		(1,904)	—	(4,592)	—	—
Adjusted non-interest expense	**$**	**271,155**	**264,664**	**258,474**	**256,707**	**242,653**

(dollars in thousands)		1Q20	4Q19	3Q19	2Q19	1Q19
Adjusted non-interest expense	$	271,155	264,664	258,474	256,707	242,653
Subtract: Amortization of intangibles		(2,640)	(2,901)	(2,901)	(2,410)	(3,392)
Adjusted tangible non-interest expense	**$**	**268,515**	**261,763**	**255,573**	**254,297**	**239,261**
Net interest income		373,260	399,268	402,097	397,262	397,175
Add: Tax equivalent adjustment		786	769	819	811	630
Add: Total non-interest revenue		103,857	97,955	88,760	89,807	79,378
Total FTE revenues		477,903	497,992	491,676	487,880	477,183
Subtract/add: Investment securities (gains)/losses, net		(8,734)	2,157	3,731	1,845	(75)
Add/subtract: Fair value decrease (increase) of private equity investments		4,255	(8,100)	(1,194)	(1,455)	(858)
Adjusted total revenues	$	473,424	492,049	494,213	488,270	476,250
Efficiency ratio-FTE		57.81 %	53.44 %	56.20 %	54.14 %	61.28 %
Adjusted tangible efficiency ratio		**56.72 %**	**53.20 %**	**51.71 %**	**52.08 %**	**50.24 %**

35

Non-GAAP Financial Measures, Continued (dollars in thousands) March 31, December 31, September 30, June 30, March 31, 2020 2019 2019 2019 2019 Total assets $ 50,619,585 $ 48,203,282 $ 47,661,182 $ 47,318,203 $ 46,630,025 Subtract: Goodwill (497,267) (497,267) (487,865) (492,390) (485,000) Subtract: Other intangible assets, net (53,032) (55,671) (58,572) (61,473) (74,683) Tangible assets 50,069,286 47,650,344 47,114,745 46,764,340 46,070,342 Total shareholders’ equity 5,065,205 4,941,690 4,868,838 4,753,816 4,597,753 Subtract: Goodwill (497,267) (497,267) (487,865) (492,390) (485,000) Subtract: Other intangible assets, net (53,032) (55,671) (58,572) (61,473) (74,683) Subtract: Preferred Stock, no par value (537,145) (537,145) (536,550) (195,140) (195,140) Tangible common equity $ 3,977,761 3,851,607 3,785,851 4,004,813 3,842,930 Total shareholders’ equity to total assets ratio 10.01% 10.25% 10.22% 10.05% 9.86 % Tangible common equity ratio 7.94% 8.08% 8.04% 8.56% 8.34% 36